FIRST AMENDMENT TO THE
AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
(As amended and restated effective January 1, 2020)

THIS AMENDMENT to the Aflac Incorporated Executive Deferred Compensation Plan (the “Plan”) is effective as stated below.

WITNESSETH:
WHEREAS, Aflac Incorporated (the “Company”) has previously established the Plan for the benefit of its eligible employees and their beneficiaries; and
WHEREAS, pursuant to Section 10.1 of the Plan, the Retirement Plan Administrative Committee (the “Committee”) is authorized to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to (i) modify the provisions regarding permitted distribution election changes for deferral, matching and discretionary subaccounts attributable to years from 2005 through 2016; (ii) provide that spousal beneficiary designations will automatically be revoked upon divorce; and (iii) remove the maximum distribution period for Executive Employer Contributions.

NOW, THEREFORE, effective as of July 1, 2020, the Plan is hereby amended as follows:

1.	Section 5.2(c)(i)(A) is amended to read as follows:

(A)Contributions Related to Plan Years Before 2017. With respect to amounts attributable to Plan Years beginning before January 1, 2017, a Participant may make one or more elections to (i) delay the payment (or commencement) of the portion of his Post-409A Account attributable to a selected Plan Year’s Base Salary Contributions, Annual Bonus Contributions, Matching Contributions or Discretionary Contributions, and/or (ii) change the form of payment to: (A) have such portion of his Post-409A Account paid in the form of annual installment payments as described above, (B) change the number of installment payments elected, or (C) change installments to a lump sum. Solely with respect to an SLDCP Primary Payment Date, a Participant may change the form of payment to: (A) have the amounts payable on such SLDCP Primary Payment Date paid in the form of annual installment payments as described in Section 5.2(b)(ii), (B) change the number of installment payments elected, or (C) change installments to a lump sum. Any election under this subsection will specify the number of installment payments elected, if any.

2.	Section 5.6(c) is amended to read as follows:

(c) Change in Form of Payments. A Participant may make a one-time election to change a form of payment otherwise applicable under subsections (a) and (b) to any other form permitted under this Section, only if such election is made at least 12 months before the Payment Date described in subsection (a) hereof; provided, to the extent any such change in payment form is effective, the Payment Date for the applicable benefit will be delayed 5 years.

2.	Section 11.1(a) is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, in the event that a Participant has designated his spouse as Beneficiary then subsequently become divorced from that spouse, the spouse will be treated as having predeceased the Participant unless and until either
(i) the Participant submits a new Beneficiary designation naming that former spouse as Beneficiary, or (ii) the Participant remarries such former spouse.

3.	Except as specifically amended hereby, the Plan will remain in full form and effect.

IN WITNESS WHEREOF, an officer of Aflac Incorporated has executed this Amendment as of the date written below.

AFLAC INCORPORATED

/s/ Matthew D. Owenby
Matthew D. Owenby
Date: July 1, 2020

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